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                                                                   EXHIBIT 99.11


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Adjustable Rate Securities Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-40332 of our report dated June 27, 1997 appearing the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Princeton, New Jersey
August 28, 1997